[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.1

Exclusive License Agreement

This License Agreement (this "Agreement") is made effective as of March 12, 2018 between ThermoGenesis Corp, a Delaware company located at 2711 Citrus Road, Rancho Cordova, CA 96742 U.S.A., and IncoCell Tianjin Ltd (英科博雅基因科技天津有限公司), a People’s Republic of China company located at Building A, 3 Haitong Street, Tianjin, China.

In the Agreement, the party who is granting the right to use the licensed property is referred to as "ThermoGenesis," and the party who is receiving the right to use the licensed property is referred to as "IncoCell."

The parties agree as follows:

1.     GRANT OF LICENSE.

ThermoGenesis owns the X-Series Products including but not limited to X-Lab, X-Wash and X-BACS (the "Authored Work"). In accordance with this Agreement, ThermoGenesis grants IncoCell an exclusive license to use the Authored Work within certain Asian countries (the “Territory), strictly for its contract development and manufacturing operations.

Territory is defined as the People’s Republic of China, Japan, South Korea, Taiwan, Hong Kong, Macau, Singapore, Malaysia, Indonesia and India.

ThermoGenesis shall retain original title and ownership of the Authored Work. Any improvement on the Authorized Work will be co-owned by IncoCell and ThermoGenesis.

2.     Payment.

IncoCell shall pay ThermoGenesis:

a.     For the X-Series devices and consumables, at a price equal to ThermoGenesis’ cost of goods (“COGS”) plus a [*] percent ([*]%) premium. The current COGS which are subject to periodic adjustments are set forth in Exhibit A attached herewith.

b.     And additionally, [*] percent ([*]%) of the gross revenues received by IncoCell for fee-for-service and co-development projects conducted in the Territory (the “Project Payments”). This obligation is applicable to all Project Payments received by IncoCell, including but not limited to signing payment, development milestone payments and royalty payments.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Within thirty (30) days of signing a project, IncoCell shall submit to ThermoGenesis a written report that sets forth the timing and calculation of the Project Payments payable to ThermoGenesis. ThermoGenesis has the right to audit the Project Payments on an annual basis.

3.     MODIFICATIONS.

IncoCell may not modify or change the Authored Work in any manner without first obtaining written approval from ThermoGenesis.

4.     DEFAULTS.

If IncoCell fails to abide by the obligations of this Agreement, including the obligation to make a Project Payment when due, ThermoGenesis shall have the option to cancel this Agreement by providing 60 days' written notice to IncoCell.

IncoCell shall have the option of preventing the termination of this Agreement by taking corrective action that cures the default, if such corrective action is taken prior to the end of the time period stated in the previous sentence, and if there are no other defaults during such time period.

5.     CONFIDENTIAL INFORMATION.

The term "Confidential Information" means any information or material which is proprietary to ThermoGenesis, whether or not owned or developed by ThermoGenesis, which is not generally known other than by ThermoGenesis, and which IncoCell may obtain through any direct or indirect contact with ThermoGenesis. Regardless of whether specifically identified as confidential or proprietary, Confidential Information shall include any information provided by ThermoGenesis concerning the business, technology and information of ThermoGenesis and any third party with which ThermoGenesis deals, including, without limitation, business records and plans, trade secrets, technical data, product ideas, contracts, financial information, pricing structure, discounts, computer programs and listings, source code and/or object code, copyrights and intellectual property, inventions, sales leads, strategic alliances, partners, and customer and client lists. The nature of the information and the manner of disclosure are such that a reasonable person would understand it to be confidential.

Confidential Information does not include: 1) matters of public knowledge that result from disclosure by ThermoGenesis; 2) information rightfully received by IncoCell from a third party without a duty of confidentiality; 3) information independently developed by IncoCell; 4) information disclosed by operation of law; 5) information disclosed by IncoCell with the prior written consent of ThermoGenesis; 6) any other information that both parties agree in writing is not confidential.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IncoCell understands and acknowledges that the Confidential Information has been developed or obtained by ThermoGenesis by the investment of significant time, effort and expense, and that the Confidential Information is a valuable, special and unique asset of ThermoGenesis which provides ThermoGenesis with a significant competitive advantage, and needs to be protected from improper disclosure.

IncoCell will not copy or modify any Confidential Information without the prior written consent of ThermoGenesis. IncoCell shall promptly advise ThermoGenesis if IncoCell becomes aware of any possible unauthorized disclosure or use of the Confidential Information.

6.     ARBITRATION.

The parties will attempt to resolve any dispute arising out of or relating to this Agreement through friendly negotiations amongst the parties. If the matter is not resolved by negotiation within 30 days, the parties will resolve the dispute using the below Alternative (ADR) procedure. Any controversies or disputes arising out of or relating to this Agreement will be resolved by binding arbitration under the rules of the American Arbitration Association. The arbitrator's award will be final, and judgment may be entered upon it by any court having proper jurisdiction.

7.     WARRANTIES.

Neither party makes any warranties with respect to the use, sale or other transfer of the Authored Work by the other party or by any third party, and IncoCell accepts the product "AS IS." In no event will ThermoGenesis be liable for direct, indirect, special, incidental, or consequential damages, that are in any way related to the Authored Work.

8.     TRANSFER OF RIGHTS.

This Agreement shall be binding on any successors of the parties. IncoCell shall have the right to assign its interests in this Agreement to any of its subsidiaries.

9.     TERMINATION.

The Term of this Agreement shall be for ten (10) years from the Effective Date. Either Party may terminate this Agreement, without liability hereunder if such Party is not then in default: (a) upon ninety (90) days written notice to the other Party; or (b) by written mutual Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.     ENTIRE AGREEMENT.

This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

11.     AMENDMENT.

This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

12.     SEVERABILITY.

If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

13.     WAIVER OF CONTRACTUAL RIGHT.

The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14.     APPLICABLE LAW.

This Agreement shall be governed by the laws of the State of California, U.S.A.

15.     NOTICES.

All notices and amendment to contract hereunder shall be in writing and delivered to the parties at the following address or facsimile numbers:

If to ThermoGenesis: ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, CA 95742, USA

If to IncoCell:

IncoCell Tianjin Ltd (英科博雅基因科技天津有限公司), Building A, 3 Haitong Street, Tianjin, People’s Republic of China 300457

[signature page follows]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ThermoGenesis Corp

By:   /s/ Vivian Liu

Name:    Vivian Liu

Title:      President

IncoCell Tianjin Ltd (英科博雅基因科技天津有限公司)

By:    /s/ Emma Li

Name:    Emma Li

Title:      Director & Legal Representative

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Schedule of COGS for X-Series Products and Consumables

X-BACS Selection System
Disposable Kit Pricing

TG Product
Kit Contents	Cost/part[1]	X-Mini	X-Maxi	X-Auto
Microbubble	$[*]	$[*]	$[*]	$[*]
0.5mL Antibody	[*]	[*]	[*]	[*]
50mL DPBS	[*]	[*]	[*]	[*]
X-LAB DC	[*]	[*]	[*]	[*]
X-WASH DC	[*]	[*]	[*]	[*]
Misc (Needles, caps, syringes, packaging, etc.)	[*]	[*]	[*]	[*]
TG Kit Cost		$[*]	$[*]	$[*]

1 Cost information is an estimate as of March 2018. Materials sourced from third party vendors drive a significant portion of the cost and could increase or decrease before development is complete or at any time during the term of the agreement.